                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     sec.240.14a-11(c) or sec.240.14a-12

                            BAY COMMERCIAL SERVICES
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

     ---------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

     ---------------------------------------------------------------------------
     (5)  Total fee paid:

     ---------------------------------------------------------------------------

/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

     ---------------------------------------------------------------------------
     (3)  Filing Party:

     ---------------------------------------------------------------------------
     (4)  Date Filed:

     ---------------------------------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  May 28, 1996
                                2:30 o'clock P.M.

Dear Shareholder:

         The Annual Meeting of Shareholders of Bay Commercial Services, a California corporation and bank holding company for Bay Bank of Commerce, will be held at Strizzi's Restaurant, 1376 East 14th Street, San Leandro, California on Tuesday, May 28, 1996 at 2:30 p.m.

         The Annual Meeting of Shareholders will be held for the following purposes:

         1.       To elect Directors;

         2. To consider and vote upon a proposal to readopt Article EIGHTH of the Company's Articles of Incorporation which requires that certain business combinations be approved by the holders of 66-2/3% of the outstanding shares unless approved by a majority of disinterested directors, certain minimum price requirements are met or state regulatory authorities having jurisdiction over the matter have approved the fairness of the proposed transaction;

         3. To ratify the appointment of Deloitte & Touche LLP as the Company's independent public accountants; and

         4. To transact such other business as may properly come before the meeting.

         The names of the Board of Directors' nominees to be Directors of Bay Commercial Services are set forth in the accompanying Proxy Statement and are incorporated herein by reference.

         The Bylaws of Bay Commercial Services provide for the nomination of directors in the following manner:

         Nomination for election of members of the Board of Directors may be made by the Board of Directors or by any shareholder of any outstanding class of capital stock of the corporation entitled to vote for the election of directors. Notice of intention to make any nominations shall be made in writing and shall be delivered or mailed to the President of the corporation not less than twenty-one (21) days nor more than sixty (60) days prior to any meeting of shareholders called for the election of directors; provided however, that if less than twenty-one (21) days' notice of the meeting is given to shareholders, such notice of intention to nominate shall be mailed or delivered to the President of the corporation not later than the close of business on the tenth day following the day on which the notice of the meeting was mailed; provided further, that if notice of such meeting is sent by third-class mail as permitted by Section 6 of the Bylaws, no notice of intention to make nominations shall be required. Such notification shall contain the following information to the extent known to the notifying shareholder: (a) the name and address of each proposed nominee; (b) the principal occupation of each proposed nominee; (c) the number of shares of capital stock of the corporation owned by each proposed nominee; (d) the name and residence address of the notifying shareholder; and
(e) the number of shares of capital stock of the corporation owned by the notifying shareholder. Nominations not made in accordance herewith may, in the discretion of the Chairman of the meeting, be disregarded and upon the Chairman's instructions, the inspectors of election can disregard all votes cast for each such nominee.

         Only shareholders of record at the close of business on April 5, 1996 are entitled to notice of and to vote at this meeting and any adjournments thereof.

                                            By Order of the Board of Directors,

                                            Randall D. Greenfield, Secretary

San Leandro, California
May 1, 1996

         PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID ENVELOPE.

                                                          Mailed to shareholders
                                                         on or about May 1, 1996

                                 PROXY STATEMENT
                                       OF
                             BAY COMMERCIAL SERVICES
                              1495 EAST 14TH STREET
                          SAN LEANDRO, CALIFORNIA 94577
                                 (415) 357-2265

                     INFORMATION CONCERNING THE SOLICITATION

VOTE BY PROXY

         This Proxy Statement is furnished in connection with the solicitation of the enclosed Proxy by, and on behalf of, the Board of Directors of Bay Commercial Services, a California corporation and bank holding company (the "Company") for Bay Bank of Commerce (the "Bank"), for use at the 1995 Annual Meeting of Shareholders of the Company to be held at Strizzi's Restaruant, 1376 East 14th Street, San Leandro, California at 2:30 o'clock p.m. on Tuesday, May 28, 1996 and at all adjournments thereof (the "Meeting").

         Any person giving a Proxy in the form accompanying this Proxy Statement has the power to revoke it prior to its exercise. It is revocable prior to the Meeting by an instrument revoking it or by a duly executed Proxy bearing a later date delivered to the Secretary of the Company. Such Proxy is also revoked if the shareholder is present at the Meeting and elects to vote in person.

         Unless contrary instructions are indicated on the Proxy, all shares represented by valid Proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted as follows:

         FOR the election of all nominees for director named herein;

         FOR the amendment to the Company's Articles of Incorporation to readopt and renew Article EIGHTH of the Company's Articles of Incorporation; and

         FOR ratification of the selection of Deloitte & Touche LLP as the Company's independent public accountants.

         In the event a shareholder specifies a different choice on the Proxy, his or her shares will be voted in accordance with the specification so made. In addition, such shares will, at the Proxy holders' discretion, be voted on such other matters, if any, which may come before the Meeting (including any proposal to adjourn the Meeting). Under SEC rules, boxes and a designated blank space are provided on the proxy card for shareholders to mark if they wish either to abstain on one or more of the proposals or to withhold authority to vote for one or more nominees for director.

         A copy of the Annual Report of the Company for the fiscal year ended December 31, 1995 accompanies this Proxy Statement. Additional copies of the Annual Report are available upon request of Randall D. Greenfield, Chief Financial Officer and Secretary of the Company. THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-KSB MAY BE OBTAINED BY ANY SHAREHOLDER OF THE COMPANY, WITHOUT CHARGE, BY WRITING TO RANDALL D. GREENFIELD, CHIEF FINANCIAL OFFICER, BAY COMMERCIAL SERVICES, 1495 EAST 14TH STREET, SAN LEANDRO, CALIFORNIA 94577.

COST OF PROXY SOLICITATION

         The Company will bear the entire cost of preparing, assembling, printing and mailing proxy materials furnished by the Board of Directors to shareholders. Copies of proxy materials will be furnished to brokerage houses, fiduciaries and custodians to be forwarded to the beneficial owners of the Common Stock. In addition to the solicitation of Proxies by use of the mail, some of the officers, directors and regular employees of the Company and the Bank may (without additional compensation) solicit Proxies by telephone or personal interview, the costs of which the Company will bear.

VOTE REQUIRED

         The six (6) nominees receiving the greatest number of votes cast by the holders of the Company's Common Stock entitled to vote at the Meeting will be elected directors of the Company.

         The affirmative vote of the holders of 66-2/3% of all outstanding shares of the Company's Common Stock entitled to vote is necessary for the amendment to the Company's Articles of Incorporation to readopt and renew Article EIGHTH of the Company's Articles of Incorporation;

         The affirmative vote of the holders of a majority of the shares of the Company's Common Stock represented and voting at the Meeting is necessary for the ratification of the selection of auditors.

METHOD OF COUNTING VOTES

         Shareholders of the Company's Common Stock are entitled to one vote for each share held except that for the election of directors each shareholder has cumulative voting rights and is entitled to as many votes as shall equal the number of shares held by such shareholder multiplied by the number of directors to be elected and such shareholder may cast all his or her votes for a single candidate or distribute such votes among any or all of the candidates he or she chooses. However, no shareholder shall be entitled to cumulate votes (in other words, cast for any candidate a number of votes greater than the number of shares of stock held by such shareholder) unless such candidate's or candidates' names have been placed in nomination prior to the voting, and the shareholder has given notice at the Meeting prior to the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, all shareholders may cumulate their votes for candidates in nomination. An opportunity will be given at the Meeting prior to the voting for any shareholder who desires to do so to announce his or her intention to cumulate his or her votes. The proxy holders are given discretionary authority, under the terms of the Proxy, to cumulate votes represented by shares for which they are named in the Proxy.

         An automated system administered by the Inspectors of Election, who are employees of Wells Fargo Bank, N.A., the Company's independent Transfer Agent and Registrar, will tabulate votes cast at the Meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. In determining whether a proposal has been approved, abstentions are counted in tabulations of the votes cast on proposals presented to shareholders and broker non-votes are not counted as votes for or against a proposal or as votes present and voting on the proposal.

SHAREHOLDERS ENTITLED TO VOTE

         Only shareholders of record on April 5, 1996 (the "Record Date") will be entitled to notice of and to vote at the Meeting. At the close of business on that date, the Company had outstanding 1,076,720 shares of its no par value Common Stock (the "Common Stock").

                             PRINCIPAL SHAREHOLDERS

         As of the Record Date no person or group known to the Company owned beneficially more than five percent (5%) of the outstanding shares of its Common Stock except as described below:

                                                         Amount and Nature of      Percentage of Outstanding
Name and Address of Beneficial Owner                     Beneficial Ownership      Shares Beneficially Owned
- ------------------------------------                     --------------------      -------------------------
Joshua Fong, O.D.                                             61,324(1)                   5.62%(1)
1652 Daily Court
San Leandro, CA 94577

Patrick Hopper                                                82,000                      7.62%
350 East Desert Inn Road
Las Vegas, NV  89109

Richard M. Kahler                                            152,777(2)                  13.04%(2)
1495 East 14th Street
San Leandro, CA 94577

William E. Peluso                                             96,244(3)                   8.84%(3)
30 Marina
San Leandro, CA 94574

Bay Commercial Services                                      140,544(4)                  13.05%(4)
Employee Stock Ownership Plan

- ---------------

(1) Includes 4,545 shares in Dr. Fong's KEOGH account and 14,000 shares subject to exercisable options under the Bay Commercial Services 1994 Stock Option Plan (the "1994 Stock Option Plan").

(2) Includes 2,176 shares held in an Individual Retirement Account belonging to Mr. Kahler, 1,079 shares held in an Individual Retirement Account belonging to Mr. Kahler's wife, 22,953 shares allocated as of December 31, 1995 to Mr. Kahler's account pursuant to the Bay Commercial Services Employee Stock Ownership Plan (the "ESOP"), 254 unallocated shares held by the ESOP (see note (4) below) and 94,500 shares subject to options which are presently exercisable under the Bay Commercial Services 1982 Amended and Restated Stock Option Plan (the "1982 Stock Option Plan").

(3) Includes 42,997 shares held in the name of the Pel Mar Inc. Defined Benefit Pension Plan and 12,200 shares subject to options which are presently exercisable under the 1994 Stock Option Plan.

(4) Shares allocated to a participant's account in the ESOP may be voted by the participant. The ESOP Administrative Committee is authorized pursuant to the ESOP to vote any unallocated shares of Company Common Stock held by the ESOP. As of December 31, 1995, there were 254 unallocated shares of Company Common Stock held by the ESOP.

                                 PROPOSAL NO. 1

                      ELECTION OF DIRECTORS OF THE COMPANY

         The Bylaws of the Company provide a procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. Nominations not made in accordance therewith may be disregarded by the Chairman of the Meeting and, upon his or her instruction, the inspectors of election may disregard all votes cast for such nominee(s).

         The authorized number of directors to be elected at the Meeting is six
(6). Each director will hold office until the next Annual Meeting of Shareholders and until his successor is elected and qualified.

         All Proxies will be voted "FOR" the election of the following six (6) nominees, all of whom are incumbent directors, recommended by the Board of Directors, unless authority to vote for the election of directors is withheld:
JOSHUA FONG, O.D., WILLIAM R. HENSON, RICHARD M. KAHLER, DIMITRI V. KOROSLEV, WILLIAM E. PELUSO, and OSWALD "OZZIE" A. RUGAARD. If any of the nominees should unexpectedly decline or be unable to act as a director, the Proxies may be voted for a substitute nominee to be designated by the Board of Directors. The Board of Directors has no reason to believe that any nominee will become unavailable and has no present intention to nominate persons in addition to or in lieu of those named above.

         The following table sets forth certain information with respect to the directors of the Company, as well as all directors and officers of the Company as a group. All of the shares shown in the following table are owned both of record and beneficially and the person named possesses sole voting power, except as otherwise indicated in the notes to the table.

                                  Positions and                                      Shares Beneficially
Directors                         Offices Held                Director           Owned as of the Record Date
                                                                              -----------------------------------
and Nominees             Age      With the Company            Since           Amount             Percent of Class
- ------------             ---      ----------------            --------        ------             ----------------

Joshua Fong, O.D.        72       Chairman of the Board       1983             61,324(1)          5.62%
                                  and Director

William R. Henson        71       Director                    1983              14,254(2)         1.31%

Richard M. Kahler        60       President, Chief            1983             152,777(3)        13.04%
                                  Executive Officer
                                  and Director

Dimitri V. Koroslev      50       Director                    1985               39,210(4)        3.60%

William E. Peluso        82       Director                    1986               96,244(5)        8.84%

Oswald (Ozzie)           65       Director                    1987               15,807(6)        1.45%
  A. Rugaard

All directors and
officers of the
Company as a group
(8 in number)                                                                   429,344(7)        33.95%


- ---------------------------
(Notes appear on next page.)

(1)      See note (1) to "Principal Shareholders."

(2) Includes 13,765 shares subject to exercisable options under the 1994 Stock Option Plan and 254 unallocated shares held by the ESOP (see note
         (4) to "Principal Shareholders").

(3)      See note (2) to "Principal Shareholders."

(4) Includes 13,485 shares held in an Individual Retirement Account belonging to Mr. Koroslev, 3,122 shares held in an Individual Retirement Account belonging to Denise N. Koroslev, 698 shares held by Denise Koroslev, and 80 shares held by Dimitri V. and Denise N. Koroslev as custodians for Heather J. and Vasily D. Koroslev. Also includes 12,800 shares subject to exercisable options under the 1994 Stock Option Plan.

(5)      See note (3) to "Principal Shareholders."

(6) Includes 11,600 shares subject to exercisable options under the 1994 Stock Option Plan.

(7) Includes 74,895 shares subject to exercisable options under the 1994 Stock Option Plan and 113,175 shares subject to options which are exercisable under the 1982 Stock Option Plan. Also includes 140,290 shares allocated as of December 31, 1995 pursuant to the ESOP.

         The following table sets forth certain information with respect to the executive officers(1) of the Company:

                                           Positions Held With                              Officer of the
Name                         Age           the Company and the Bank                         Company Since
- ----                         ---           -------------------------------                  -------------

Richard M. Kahler            60            President and Chief Executive Officer              1983
                                           of the Company and the Bank

Randall D. Greenfield        47            Vice President, Chief Financial                    1983
                                           Officer and Secretary of the Company;
                                           Senior Vice President, Chief Administrative
                                           Officer and Secretary of the Bank

Robert A. Perantoni          62            Senior Vice President and Senior                   1993
                                           Loan Officer of the Bank

- ------------------------
(1) As used throughout this Proxy Statement, the term "executive officer" means the president, any vice president in charge of a principal business unit or function, any other officer or person who performs a policy making function for the Company, and any executive officer of the Company's subsidiaries who performs policy making functions for the Company.

         Each executive officer serves on an annual basis and must be selected by the Board of Directors annually pursuant to the Bylaws of the Company or the Bank.

         The following information with respect to the principal occupation and employment of each director and executive officer, the principal business of the corporation or other organization in which such occupation and employment is carried on, and in regard to other affiliations and business experience during the past five (5) years, has been furnished to the Company by the respective directors and executive officers. Except for the Bank, none of the corporations or organizations discussed below is an affiliate of the Company.

         JOSHUA FONG, O.D. is the Chairman of the Board of Directors of the Company and is and has been a practicing optometrist since 1952. Dr. Fong is the President of the Personnel Relations Board of the City of San Leandro. Dr. Fong has been a partner in the Castro Valley Optometry Group since 1989 and has been a consultant to the San Leandro Optometry Group since 1993. Dr. Fong has been a Director of the San Leandro Chamber of Commerce, a trustee of Humana Hospital of San Leandro and of the Oakland Chinese Presbyterian Church, the President of the San Leandro Breakfast Club, Kiwanis Club of East Oakland and the Wa-Sung Service Club. He is a member of the Alameda-Contra Costa Counties Optometric Society, the California Optometric Society and the American Optometric Society.

         RANDALL D. GREENFIELD is Vice President, Chief Financial Officer and Secretary of the Company and Senior Vice President, Chief Administrative Officer and Secretary of the Bank. Prior to joining the Bank in 1981, he served as Cashier-Treasurer of Centennial Bank in Hayward, California after joining that Bank as Controller in 1977. Mr. Greenfield worked with the First State Bank of Northern California in San Leandro in 1974 and 1975 in Bank Operations and as the Assistant Auditor. Mr. Greenfield is a graduate of the University of Washington in Seattle. He is a past Director and Treasurer of the San Leandro Boys and Girls Club and past President of the Golden Gate Chapter of the Bank Administration Institute.

         WILLIAM R. HENSON is Chairman of the Board of the Bank. He is and has been since 1963 the President of Superior Home Loans, a California loan brokerage firm, and of Superior Financial Services, a personal property brokerage firm. Mr. Henson is a former Director and past President of the Southern Alameda County Board of Realtors, a past Director of the California Association of Realtors and a past President of the California Independent Mortgage Brokers Association.

         RICHARD M. KAHLER is the President and Chief Executive Officer of the Company and the Bank. Previously, Mr. Kahler served as President and Chief Executive Officer of Centennial Bank from 1976 to 1979, when he left to organize Bay Bank of Commerce. Prior to 1976, Mr. Kahler was a Regional Vice President of Camino California Bank in San Francisco, and a Vice President in Lloyds Bank-Commercial Division, in charge of Southern Alameda County. He is a member of the San Leandro Chamber of Commerce and has served as President of the Pinole Chamber and as a Director of the Hayward and Castro Valley Chambers. He has also been a Vice President of the Fruitvale and Pinole Lions Clubs.

         DIMITRI V. KOROSLEV has engaged in asset based lending since 1971. Mr. Koroslev is President and director of Bay Business Credit, an asset based lender in Walnut Creek. From 1982 until 1988 Mr. Koroslev served as Senior Vice President/Manager of Commonwealth Financial Corporation, an asset based lender in Walnut Creek, California. From 1980 to 1982, he was Vice President/Manager of Foothill Capital Corp., an asset based lender. He is a Founding Director of the Northern California Commercial Finance Conference, a trade association.

         WILLIAM E. PELUSO is an East Bay restaurant consultant who has owned numerous establishments since 1946. In 1965 he developed the Blue Dolphin restaurant at the San Leandro Marina, as part of the San Leandro Shoreline redevelopment project. The Blue Dolphin and the San Leandro Marina have been a focal point of community activity since that time. Mr. Peluso is past President of the Shoreline Business Association (1965-73) and the Southern Alameda County Restaurant Association (1975-83). He is a Director of the San Leandro Boys Club and has served as a Director of the San Leandro Chamber of Commerce. Mr. Peluso currently serves on the Oakland Coliseum Task Force. He is a member of the Elks and the Native Sons of California.

         ROBERT A. PERANTONI is the Senior Vice President and Senior Lending Officer of the Bank. Previously, Mr. Perantoni was a Vice President at Sanwa Bank, from 1963 to 1993.

         OSWALD (OZZIE) A. RUGAARD is an independent sales consultant since 1995 and serves in such capacity for Bay Airgas. He also serves on the Welding Advisory Board of Chabot College, Las Positas College, and Hayward Area Eden ROP. He was a Sales Manager for Middleton Bay Airgas in 1994 and was the President and Sales Manager of Middleton Welder's Supply Company in San Leandro from 1948 to 1993. He was President of the San Leandro Chamber of Commerce in 1984, President of San Leandro Manufacturer's Association in 1970 and 1976, past Director of San Leandro Rotary Club, a trustee of Humana Hospital of San Leandro and past President of the Independent Welder's Association.

         No director or executive officer of the Company has any family relationship with any other director or executive officer of the Company.

         No director of the Company is a director of any other company with a class of securities registered pursuant to section 12 or subject to the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended, or of any company registered as an investment company under the Investment Company Act of 1940, as amended.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company has established a standing Audit Committee, with Dimitri V. Koroslev as Chairman, Joshua Fong, Oswald Rugaard, William R. Henson and William E. Peluso as members.

         The Audit Committee met two (2) times during 1995. The functions of the Audit Committee are: (1) to recommend the appointment of and to oversee a firm of independent certified public accountants whose duty is to audit the books and records of the Company and the Bank for the fiscal year for which they are appointed; (2) to monitor and recommend accounting policies to the Boards of Directors; (3) to monitor and analyze the results of internal and regulatory examinations; (4) to monitor the Company's and the Bank's financial and accounting procedures and financial reporting; and (5) to assure compliance with applicable legal and regulatory requirements with respect to audit committee functions, internal controls, management and auditor reporting.

         The Company does not have a nominating or compensation committee. The Board of Directors of the Company performs the functions of these committees.

         The Board of Directors of the Company met twelve (12) times during 1995. All directors of the Company attended at least 75% of the meetings of the Board of Directors and the meetings of committees on which each director served.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the best knowledge of the Company, there are no greater than ten-percent holders of the Company's Common Stock except for President and Chief Executive Officer Richard M. Kahler and the Company's ESOP.

         Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, for fiscal year 1995, the officers and directors of the Company complied with all applicable filing requirements, except that director William E. Peluso failed to file a Report of Changes in Beneficial Ownership on Form 4 to report one transaction in securities, which was subsequently reported during 1996.

                             EXECUTIVE COMPENSATION

SUMMARY OF COMPENSATION

         The following table sets forth a summary of the compensation paid during the Company's past three fiscal years for services rendered in all capacities to Richard M. Kahler, President and Chief Executive Officer of the Company, Randall D. Greenfield, Vice President and Chief Financial Officer of the Company and Robert Perantoni, Senior Vice President and Senior Lending Officer of the Bank, the only executive officers of the Company whose annual base compensation and bonus exceeded $100,000 during the Company's 1995 fiscal year.

                                Summary Compensation Table

                                               Annual compensation
                                                                                        Long term
                                                                    Other annual      compensation           All other
     Name and principal        Year    Salary ($)    Bonus ($)      compensation     Awards/Securities     compensation
          position                                                     ($)(1)          Underlying               ($)
                                                                                       Options (#)
==========================================================================================================================
RICHARD M. KAHLER,             1995     $152,295     $ 55,596          $    784             0              $ 47,625(2)
President and C.E.O
- --------------------------------------------------------------------------------------------------------------------------
                               1994     $139,603     $ 32,709          $    807             0              $  8,447
- --------------------------------------------------------------------------------------------------------------------------
                               1993     $130,662     $ 20,768          $  1,650             0              $ 13,381
- --------------------------------------------------------------------------------------------------------------------------
RANDALL D. GREENFIELD,         1995     $ 99,043     $ 27,798          $  6,600             0              $ 16,665(3)
Vice President and
C.F.O
- --------------------------------------------------------------------------------------------------------------------------
                               1994     $ 85,910     $ 16,355          $  6,600         1,325              $  7,663
- --------------------------------------------------------------------------------------------------------------------------
                               1993     $ 86,083     $ 12,780          $  6,788             0              $  8,338
- --------------------------------------------------------------------------------------------------------------------------
ROBERT PERANTONI,              1995     $ 97,000     $ 27,798          $  4,141             0              $ 13,175 (4)
Senior Vice President
and Senior Lending
Officer
- --------------------------------------------------------------------------------------------------------------------------
                               1994     $ 89,000     $ 16,355          $  4,173        15,000              $  4,176
- --------------------------------------------------------------------------------------------------------------------------
                               1993     $ 32,856     $      0          $  1,500             0              $  1,371
==========================================================================================================================

(1) Consisting of the dollar value of the use of a Company automobile or paid auto allowance.

(2) Includes (for 1995) the cash value of shares allocated to Mr. Kahler's account in the ESOP ($19,610), $4,620 contributed by the Company to Mr. Kahler's account in the Company's 401(k) Plan, $21,200 in directors' fees paid by the Bank and the Company and $2,195 in term life insurance payments made by the Company on behalf of Mr. Kahler.

(3) Includes (for 1995) the cash value of shares allocated to Mr. Greenfield's account in the ESOP ($13,736), $2,755 contributed by the Company to Mr. Greenfield's account in the Company's 401(k) Plan, and $174 in life insurance premium payments made by the Company on behalf of Mr. Greenfield.

(4) Includes (for 1995) the cash value of shares allocated to Mr. Perantoni's account in the ESOP ($9,639), $2,834 contributed by the Company to Mr. Perantoni's account in the Company's 401(k) Plan and $702 in life insurance premium payments made by the Company on behalf of Mr. Perantoni.

OPTION GRANTS AND EXERCISES

         STOCK OPTION GRANTS

         The Company has established the 1994 Stock Option Plan, which was approved by the Company's shareholders at the 1994 Annual Meeting of Shareholders. No grants of options were made to the executive officers of the Company and the Bank during fiscal year 1995. During 1995, the Company granted options to purchase a total of 18,750 shares of Common Stock to certain non-executive employees at an exercise price of $7.875.

         STOCK OPTION EXERCISES

         No stock options outstanding under the 1982 Stock Option Plan or the 1994 Stock Option Plan were exercised by any executive officer of the Company during the Company's 1995 fiscal year. The following table shows the value at December 31, 1995 of unexercised options held by the named executive officers of the Company under the 1982 Stock Option Plan and the 1994 Stock Option Plan:

                          Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values
                                                                                          Number of
                                                                                         securities
                                                                                         underlying                 Value of
                                                                                     unexercised options      unexercised in-the-
                                                                                     at fiscal year-end         money options at
                                                                                             (#)               fiscal year-end ($)
                 Name                          Shares         Value Realized            exercisable/              exercisable/
                                            acquired on             ($)                 unexercisable            unexercisable
                                            exercise (#)
- ------------------------------------------------------------------------------------------------------------------------------------
Richard M. Kahler                               -0-                 -0-                  94,500/0                 $295,312/$0(1)
- ------------------------------------------------------------------------------------------------------------------------------------
Randall D. Greenfield                           -0-                 -0-                  18,940/1,060             $59,485/$4,505(1)
- ------------------------------------------------------------------------------------------------------------------------------------
Robert Perantoni                                -0-                 -0-                   5,000/10,000            $21,250/$42,500(1)
====================================================================================================================================

(1)      Based on a bid price per share at December 31, 1995 of $8.50.

DIRECTOR COMPENSATION

         The Company pays directors' fees at the rate of $100 for each regular meeting of the Board of Directors. The Bank pays directors' fees at the rate of $400 for each regular meeting of the Board of Directors, $300 for each meeting of the Loan Committee and $50 for each meeting of other committees of the Bank's Board of Directors. Accordingly, aggregate directors' fees in the amount of $9,950 and $129,550 were paid by the Company and the Bank, respectively, during 1995.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         There have been no material transactions since January 1, 1995, nor are there any currently proposed transactions, to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which any director, executive officer, five-percent shareholder or any member of the immediate family of any of the foregoing persons had, or will have, a direct or indirect material interest.

                           INDEBTEDNESS OF MANAGEMENT

         Some of the directors and executive officers of the Company and members of their immediate families and the companies with which they have been associated have been customers of, and have had banking transactions with, the Bank in the ordinary course of the Bank's business since January 1, 1995, and the Bank expects to have such banking transactions in the future. All loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and, in the opinion of the Bank, did not involve more than the normal risk of collectability or present other unfavorable features.

                                 PROPOSAL NO. 2

                 READOPTION OF ARTICLE EIGHTH OF THE ARTICLES OF
                   INCORPORATION ADDING FAIR PRICE PROVISIONS
                     REGARDING CERTAIN BUSINESS COMBINATIONS

         This proposal would readopt and renew Article EIGHTH of the Company's Articles of Incorporation. Article EIGHTH contains certain "fair price" provisions which are designed to achieve a measure of assurance that any multistep attempt by a five percent (5%) or more shareholder to acquire the Company is made on terms that offer similar treatment to all shareholders. This proposal will not impede an acquisition of the Company that is approved by the directors of the Company who are not associated with the shareholder proposing such transaction, is approved by a state regulatory authority having jurisdiction over the transaction or that provides to all shareholders substantially the same consideration for their shares.

INTRODUCTION

         The Board of Directors, by unanimous vote at its March 19, 1996 meeting, approved and is recommending to the shareholders for approval at the 1996 Annual Meeting a proposal to readopt and renew Article EIGHTH of the Company's Articles of Incorporation. At the Company's 1989 Annual Meeting the shareholders approved "PROPOSAL NO. 4 - AMENDMENT TO ADD FAIR PRICE PROVISIONS REGARDING CERTAIN BUSINESS COMBINATIONS" in which the addition of Article EIGHTH was proposed and, subsequently, on June 8, 1989, Article EIGHTH was added to the Company's Articles of Incorporation. At its Annual Meetings of Shareholders in 1991 and 1993, the shareholders of the Company approved proposals to renew Article EIGHTH.

         Under California law, any amendment of a corporation's articles of incorporation which, like Article EIGHTH, includes a requirement that specified corporate actions be approved by a larger proportion of the outstanding shares than a majority, ceases to be effective two years after the amendment first became effective, unless the requirement is renewed by readopting the amendment of the corporation's articles of incorporation.

         The text of Article EIGHTH is set forth in APPENDIX A to this Proxy Statement. The information set forth below describing the proposal to renew the amendment is qualified in its entirety by reference to APPENDIX A. Shareholders are encouraged to read the following information and APPENDIX A carefully.

         The Board of Directors of the Company believes that the reasons set forth in the Proxy Statement for the Company's 1989 Annual Meeting recommending adoption of Article EIGHTH continue to be valid. In order to discharge their obligations to the Company and its shareholders, the Company's Directors must have the ability to evaluate any attempt to take over the Company or accumulate a significant block of its shares in an atmosphere of calm and careful deliberation. The Board of Directors believes that renewal of Article EIGHTH, together with the other provisions approved by the Company's shareholders at the 1989 Annual Meeting (which other provisions are not subject to similar provisions causing them to cease to be effective after a specified period of time), will contribute to that ability. In addition, the Board believes that fair and equitable treatment of all shareholders in the event of a two-tier tender offer or stock accumulation program which concludes in a repurchase of its shares by the Company continues to be critical.

         The general purpose of Article EIGHTH is to help assure shareholders of the Company fair and equitable treatment in the event of a takeover attempt, to ensure that all shareholders are afforded the opportunity to discuss fully matters which affect their rights, to promote continuity and stability in the Company's business, management and policies and to increase the Company's financial flexibility. Readoption of Article EIGHTH may also increase the ability of the Board of Directors, in such an event, to take sufficient time to review the proposal and possible alternatives. Article EIGHTH is also intended to encourage any party seeking to acquire control of the Company to negotiate directly with the Company's Board of Directors.

         The proposal to readopt and renew Article EIGHTH is not being made in response to any specific effort of any person or group of which the Company is aware to accumulate the Company's securities or to obtain control of the Company.

         Article EIGHTH does not and will not impede a takeover that is approved by directors of the Company not affiliated with a substantial shareholder or in which all shareholders receive substantially the same price for their shares. It does, however, make the acquisition and exercise of control of the Company and the removal of incumbent officers and directors more difficult and renewal of the provision will therefore continue to enhance the ability of such officers and directors to retain their positions. Nevertheless, the Board of Directors continues to believe that renewal of Article EIGHTH will help provide fairer treatment for all shareholders in the event of an actual or threatened attempt to acquire control of the Company.

         In addition to Article EIGHTH, during 1989 the Company added three other articles to its Articles of Incorporation, all of which were approved at the 1989 Annual Meeting of Shareholders, which may also be viewed as anti-takeover devices. First, Article SIXTH was added to require the Board of Directors to consider certain nonmonetary factors, in addition to financial factors, when evaluating merger and certain other proposals. Second, Article SEVENTH was added to prevent shareholder action by written consent without Board approval. Finally, Article NINTH was added to require the approval of a majority of the outstanding shares held by disinterested shareholders to authorize certain share repurchases from certain holders of 5% or more of the Company's voting stock. The Board of Directors does not believe that the Articles or Bylaws of the Company currently contain any other provisions which should be viewed as anti-takeover devices, except for the procedure for nomination for election of members of the Board of Directors, which procedure is printed in full in the Notice of Annual Meeting of Shareholders accompanying this Proxy Statement. The Board of Directors has no present intention of soliciting shareholder approval of any proposals, other than as described in this Proxy Statement, relating to a possible acquisition of control of the Company. Shareholders will not be entitled to exercise dissenters' rights as the result of the adoption of the proposed amendment discussed herein.

         Article EIGHTH is permitted under applicable provisions of California law. If the readoption of Article EIGHTH is approved by the shareholders, it will become effective on the date on which an appropriate Certificate of Amendment of the Company's Articles of Incorporation is filed in the office of the Secretary of State of the State of California. The Company presently intends to make such filing immediately following the 1996 Annual Meeting. Minor adjustments may be made to the language proposed in APPENDIX A if requested by the California Secretary of State.

         The readoption of Article EIGHTH may make certain business combinations opposed by the incumbent Board of Directors more difficult to effect. The adoption of the proposal may discourage certain speculative accumulations of the Company's stock and related fluctuations in market price, thereby depriving some shareholders of an opportunity to sell their shares at a temporarily higher market price. Nevertheless, the Board believes that the benefits of the proposal outweigh any disadvantages it might have. Similar proposals have been adopted by many publicly held companies in recent years because of their favorable aspects. The Board of Directors believes that the proposal is in the best interests of the Company and its shareholders and recommends that shareholders approve the proposal. Moreover, the Board of Directors believes that the reasons for the original adoption of

Article EIGHTH as set forth in the Proxy Statement for the Company's 1989 Meeting continue to be valid and, accordingly, those reasons are once again set forth below. Article EIGHTH is referred to below as the "Fair Price Amendment." The text of the proposed amendment is set forth in full as APPENDIX A to this Proxy Statement. In the following discussion, capitalized terms not otherwise defined are used as they are defined in APPENDIX A.

BACKGROUND AND REASONS FOR THE PROPOSAL

         The Board has observed that certain actions, including partial tender offers followed by business combinations involving less favorable "two-tiered" pricing, have been employed in recent years as techniques in seeking to effect corporate takeovers. The Board believes that such actions can be highly disruptive to a company's business operations and can result in dissimilar treatment of different shareholders. The proposal is being recommended by the Board for shareholder approval as a means of mitigating the negative effects of these kinds of actions on shareholders and increasing the ability and flexibility of the Board to deal with unsolicited takeover proposals and, generally, in directing the Company's business.

PURPOSES AND EFFECTS OF THE FAIR PRICE AMENDMENT

         The Board believes that substantial inequities could result to the remaining shareholders of a company which has come under the control of a large shareholder who proceeds to accomplish a Business Combination. For example, the terms of the Business Combination may not reflect arm's-length bargaining, because one party dominates both sides of the negotiations. In addition, the fact that the controlling party may solicit the votes of the remaining shareholders on a Business Combination does not assure those shareholders that the terms of such Business Combinations (e.g., the consideration that they will receive for their shares) will be equal to or in as desirable a form as those obtained by the controlling party in acquiring its controlling interest.

         The Fair Price Amendment is designed to protect shareholders from an inequitable pricing structure in a two-step acquisition. It is not designed to prevent or discourage all tender offers for the Company or a Business Combination in which all shareholders receive substantially the same price per share or a Business Combination which has been approved by a majority of Continuing Directors (as defined below) or the fairness of which has been specifically determined by a state regulatory authority having jurisdiction over the transaction. In addition, it will not preclude an offeror from making a tender offer for some of the Company's outstanding shares without proposing a Business Combination in which the remaining shares are extinguished. It will not prevent a holder of a majority of the voting stock from exercising control over the Company or from increasing its interest in the Company, except for the restrictions on Business Combinations described below. Moreover, such holder could increase its ownership of the already outstanding shares to 66-2/3% of the voting stock to avoid application of the Fair Price Amendment.

         It should be noted, however, that although the Fair Price Amendment is designed to help assure fair treatment of all shareholders in the event of a Business Combination, it does not provide that shareholders necessarily will receive a price for their shares in an acquisition that they, or the Board, deem favorable. Accordingly, renewal of the Fair Price Amendment would not preclude the incumbent directors, or any future directors, from opposing a Business Combination proposal, whether or not such a proposal satisfies the requirements of the Fair Price Amendment, if they believe such proposal is not in the best interests of the Company and its shareholders. Similarly, the Fair Price Amendment does not preclude Continuing Directors from approving a Business Combination proposal with an Interested Shareholder that does not otherwise satisfy the requirements of the Fair Price Amendment, if the Continuing Directors believed such a proposal was in the Company's and the shareholders' best interests.

         The Board believes that the Fair Price Amendment will help assure that all holders of the Company's voting stock will be treated similarly if a Business Combination is effected. The Fair Price Amendment will not, however, prevent a shareholder who owns (or can obtain the affirmative votes of) at least 66-2/3% of the Company's voting stock from effecting a Business Combination involving the Company in which the equity interest of the minority shareholders is eliminated. The Fair Price Amendment nevertheless may make it more difficult to accomplish certain transactions which arguably may be beneficial to shareholders but are opposed by the incumbent directors.

66-2/3% SHAREHOLDER VOTE REQUIRED FOR BUSINESS COMBINATIONS

         At present, California law requires that any merger, consolidation, sale of substantially all the assets of the Company, adoption of a plan of dissolution of the Company or reclassification of securities or recapitalization of the Company requiring amendments to the Articles must be approved by a majority vote of the shareholders entitled to vote. Certain other transactions, such as sales of less than substantially all the assets of the Company, certain mergers involving a subsidiary of the Company, and reclassifications and recapitalizations not involving any amendment to the Articles, do not require shareholder approval.

         The Fair Price Amendment would require as a precondition to the consummation of specified Business Combination transactions with or on behalf of an Interested Shareholder the approval by an 66-2/3% vote of the holders of the outstanding voting stock (a "66-2/3% shareholder vote"), except in cases in which either (i) the transaction is approved by a majority of the Continuing Directors; (ii) the transaction is specifically determined to be fair to the shareholders of the Company by a state regulatory authority having jurisdiction over the transaction; or (iii) certain minimum price requirements and procedural requirements, described below, are satisfied. If the minimum price and procedural requirements are satisfied, the regulatory fairness determination is made, or if the requisite approval of the Continuing Directors is given with respect to such a transaction, then only a majority shareholder vote would be required or, for certain transactions, as noted above, no shareholder vote would be required. Thus, under certain circumstances, the Fair Price Amendment could require a 66-2/3% shareholder vote in instances in which either a majority shareholder vote or no shareholder vote is presently required under California law.

         Furthermore, since management currently holds or controls outstanding shares which, together with exercisable options to purchase additional shares of common stock, would allow management to control 33.95% of the then outstanding shares, no transaction requiring the approval of 66-2/3% of the outstanding shares could be approved if it were opposed by current management acting as a group if all of such options were exercised.

         For purposes of the Fair Price Amendment, "voting stock" refers to any shares of the Company entitled to vote generally in the election of directors. At present, the Common Stock is the Company's only outstanding voting stock. The Company is authorized to issue shares of Preferred Stock without soliciting shareholder approval, the voting (and other) rights of which will be determined by the Board at the time of issuance and may include the right to vote generally in the election of directors and may include more than one vote per share. If one or more series of Preferred Stock were issued to individuals opposed to a Business Combination, the 66-2/3% vote requirement, if applicable, could be extremely difficult or impossible to meet. The proposed 66-2/3% shareholder vote for a Business Combination involving an Interested Shareholder would be in addition to any separate class vote that might in the future be accorded by the Board to any series of Preferred Stock that might be issued and outstanding at the time such vote is submitted to shareholders. At the last three annual meetings of shareholders of the Company, held in 1993, 1994 and 1995, approximately 69.6%, 76.7% and 74.4%, respectively, of the Common Stock (constituting all the voting stock) was represented.

         An "Interested Shareholder" is defined as anyone (other than the Company or any subsidiary or employee benefit plan of the Company or any subsidiary or any person who was a director of the Company on April 1, 1989) who is the "Beneficial Owner" of at least 5% of the voting stock of the Company or who is an "Affiliate" or "Associate" of any such person (as such terms are defined in the Fair Price Amendment) or who is a member of a group which is the Beneficial Owner of at least 5% of the Common Stock of the Company on or after April 1, 1989. See "PRINCIPAL SHAREHOLDERS" for information regarding the persons who owned more than 5% of the Company's Common Stock as of the Record Date. A "Beneficial Owner" includes persons directly or indirectly owning or having the right to acquire or to vote stock or acting as part of a group for such purpose. The 5% ownership standard is the reporting threshold under Regulation 13D of the 1934 Act.

         A "Business Combination" is defined to include the following transactions (i) a merger or consolidation of the Company or any Subsidiary with an Interested Shareholder (or a person who is, or would thereafter be, an Affiliate of an Interested Shareholder); (ii) the sale, lease, exchange, mortgage, pledge, transfer, or other disposition by the Company or a Subsidiary of assets valued in excess of one million dollars if an Interested Shareholder is a party to the transaction; (iii) the issuance of securities of the Company or of a Subsidiary to an Interested Shareholder (other than as part of a stock split or dividend in which all shareholders are treated equally); or (iv) any reclassification of securities, recapitalization of the Company, merger or consolidation of the Company with a subsidiary, or other transaction which has the effect, directly or indirectly, of increasing the proportion of the outstanding shares of any class of any equity securities of the Company or a subsidiary beneficially owned by an Interested Shareholder or as a result of which the shareholders of the Company would cease to be shareholders of a California corporation which included in its Articles of Incorporation provisions comparable to the Fair Price Amendment.

         A "Continuing Director" with regard to a Business Combination is defined as any member of the Board who is not an Affiliate or Associate or, and not a nominee of, an Interested Shareholder involved in the Business Combination and who (i) was a director before the Interested Shareholder became an Interested Shareholder or (ii) is a successor to such a director and is nominated or elected as a director by a majority of the Continuing Directors on the Board at the time of his nomination or election.

EXCEPTIONS TO 66-2/3% SHAREHOLDER VOTE REQUIREMENTS

         A 66-2/3% shareholder vote would not be required for a Business Combination (i) that has been approved by a majority of the Continuing Directors; (ii) which has been specifically determined by a state regulatory authority having jurisdiction over the transaction to be fair to the shareholders; or (iii) which satisfied the minimum price requirements and procedural requirements described below.

         Minimum Price Requirements. A Business Combination involving the payment of cash or other consideration to the Company's shareholders for all of their shares of Common Stock will not require a 66-2/3% shareholder vote if the payments satisfy certain requirements, described below (the "Minimum Price Requirements"). In all cases, the Business Combination must provide for the payment to Common Shareholders of a consideration having a fair market value on the date the Business Combination is consummated (the "Consummation Date") at least equal in value to the highest of the following: (i) the average fair market value per share of Common Stock during the 90-day period prior to the first public announcement of the Business Combination (the "Announcement Date") or (ii) the fair market value per share of Common Stock on the last trading day before the Announcement Date. In addition, if the Interested Shareholder became such within 5 years of the Announcement Date, the required price would also have to be higher than the highest per share price paid by the Interested Shareholder (before or after becoming an Interested Shareholder) in acquiring any shares of Common Stock during the five years prior to the Announcement Date. The fair market value of the shares will be adjusted to reflect any stock dividend, stock split, recapitalization, reverse stock split, reorganization or similar event affecting the number of outstanding common shares. Payment to shareholders of the required amount of consideration would be required to be made in cash or in the same form as was previously paid by the Interested Shareholder involved in the Business Combination to acquire any shares of Voting Stock beneficially owned by the Interested Shareholder. If the Interested Shareholder beneficially owns shares of Voting Stock which were acquired with different forms of consideration, then shareholders could be paid either in cash or with the form of noncash consideration used by the Interested Shareholder to acquire the largest number of shares of Voting Stock beneficially owned by it.

         Under the Minimum Price Requirements the Fair Market Value of any noncash consideration to be received by holders of shares of Common Stock in a Business Combination must be determined as of the Consummation Date. Where the definitive terms of such noncash consideration are established in advance of the Consummation Date, intervening adverse developments in the economy, the market generally, the financial condition or business of the Interested Shareholder, or otherwise, could result in a decline in the originally anticipated fair market value of such consideration. In that event, on the date scheduled for consummation of the Business Combination, even though the Business Combination had not theretofore been considered as requiring a 66-2/3% shareholder vote or approval by a majority of Continuing Directors (i.e., because it satisfied the Procedural Requirements and was expected to satisfy the Minimum Price Requirements), the Business Combination could not be consummated because such vote or approval would then be required (in addition to any lesser vote required) because the Business Combination did not, in fact, meet the Minimum Price Requirements on such date. Thus, an Interested Shareholder who wishes to use noncash consideration in a Business Combination in which the definitive terms of such noncash consideration are established in advance of the Consummation Date may not know with certainty at the time the Business Combination is submitted to the Company's shareholders whether such consideration will meet the Minimum Price Requirements. An Interested Shareholder could avoid such a situation, however, by establishing, in advance, terms for the Business Combination whereby the noncash consideration would be determined by reference to its fair market value on the Consummation Date. Such an approach, which has in fact been used in connection with mergers and similar two-step transactions, requires the Interested Shareholder to bear the risk of a decline in the actual market value of the offered consideration prior to the consummation of the Business Combination. The Fair Price Amendment uses the Consummation Date as the date for determining the fair market value of any cash consideration to be paid in a Business Combination in order to assure that the Interested Shareholder, and not the other shareholders, would bear the risk of a decline in the value of such consideration prior to the receipt of such consideration by the other shareholders.

         Procedural Requirements. Under the Fair Price Amendment, unless the Business Combination is approved by a majority of Continuing Directors, the Business Combination would require approval by a 66-2/3% shareholder vote, even if it satisfied the Minimum Price Requirements, in each of the situations discussed below (the "Procedural Requirements"):

                  (1) If the Company, after the Interested Shareholder became an Interested Shareholder, fails to pay any required dividends on any outstanding shares of Preferred Stock or reduces the rate of dividends last paid on its Common Stock, unless such failure or reduction is approved by a majority of the Continuing Directors. This provision is designed to prevent an Interested Shareholder from attempting to depress the market price for the Company's stock prior to proposing a Business Combination by attempting to cause the Company to fail to pay or to reduce dividends, as the case may be, on such stock, thereby seeking to reduce the consideration which might otherwise be payable pursuant to the Minimum Price Requirements.

                  (2) If the Interested Shareholder received at any time after it became an Interested Shareholder, whether in connection with the proposed Business Combination or otherwise, the benefit, directly or indirectly, of any loan or other financial assistance or tax advantages provided by, or as a result of its equity position in, the Company, other than proportionately as a shareholder on a basis generally available to all shareholders. This provision is intended to deter an Interested Shareholder from self-dealing or otherwise taking advantage of its equity position in the Company by using the Company's resources to finance the proposed Business Combination or otherwise for its own purposes, in a manner not proportionately available to all shareholders.

                  (3) If a proxy or information statement describing the proposed Business Combination and complying with the disclosure and other requirements of the rules promulgated under the 1934 Act has not been mailed to all shareholders of the Company at least 60 days prior to the consummation of a Business Combination, whether or not such proxy or information statement is required to be mailed pursuant to such Act, which statement includes the views regarding the proposed Business Combination of the Continuing

         Directors then in office, if any. This provision is intended to assure that the Company's shareholders would be fully informed of the terms and conditions of the proposed Business Combination even if the Interested Shareholder is not otherwise legally required to disclose such information to shareholders.

         The Fair Price Amendment also includes additional provisions designed to effectuate its purposes. Neither the Minimum Price Requirements nor the Procedural Requirements described above would apply in the event of a Business Combination approved by a majority of the Continuing Directors or specifically determined by a state regulatory authority having jurisdiction over the transaction to be fair to the shareholders. In the absence of such approval or determination, both the Minimum Price and the Procedural Requirements would have to be satisfied to avoid the 66-2/3% shareholder vote requirement.

66-2/3% SHAREHOLDER VOTE REQUIRED FOR CHANGES IN OR TO THE FAIR PRICE AMENDMENT

         The Fair Price Amendment would require a 66-2/3% shareholder vote for alteration, amendment, or repeal of, or adoption of any provision inconsistent with, the Fair Price Amendment (including the requirement therein for a 66-2/3% shareholder vote). The proposed 66-2/3% shareholder vote would be in addition to any separate class vote that might in the future be accorded by the Board to any series of Preferred Stock which might be outstanding at the time any such change is submitted to shareholders.

OTHER FACTORS RELATING TO THE FAIR PRICE AMENDMENT

         As discussed above, a number of companies have in the past been the subject of tender offers for or other acquisitions of less than 66-2/3% of their outstanding voting stock. In many cases, such purchases have been followed by Business Combinations in which the purchasers have paid a lower price, frequently in a less desirable form of consideration, for the remaining outstanding shares than the price they paid in acquiring their original interest in the target company. Federal and state securities laws and regulations govern the disclosure required to be made to minority shareholders in such transactions but do not assure the fairness to shareholders of the terms of the Business Combination. California law requires that where an "interested party" (as defined in Section 1203 of the California Corporations Code) makes a tender offer for or a written proposal to effect certain kinds of acquisitions of control of a California corporation, the interested party must deliver an opinion from an unrelated party who, for compensation, engages in the business of advising others as to the value of properties, businesses or securities, as to the fairness of the consideration to be received by the shareholders of the target corporation. However, California law does not impose a requirement that the amount offered to other shareholders in such a transaction be comparable to that paid by the controlling shareholder in acquiring his shares. While shareholders of a company have a statutory right to dissent in connection with certain Business Combinations and receive the fair value of their shares in cash as determined by a court, the exercise of such right may involve significant expense, delay and uncertainty and dissenting shareholders have no assurance that "fair value" as determined in such a proceeding would be equivalent to the price required under the Minimum Price Requirements of the Fair Price Amendment. Furthermore, in the case of many Business Combinations, including sales of assets not constituting all or substantially all of a company's assets and reclassifications or recapitalizations of the outstanding shares of a company's stock, the statutory right to dissent may not be available at all.

         The Fair Price Amendment is intended partially to fill these gaps in federal and state law and to prevent certain of the potential inequities of those Business Combinations that involve two or more steps by requiring, as a prerequisite to completion of a Business Combination that is not approved by a majority of the Continuing Directors, that the Interested Shareholder must either acquire (or assure itself of obtaining the affirmative votes of) at least 66-2/3% of the voting stock prior to the Business Combination or to be prepared to meet both the Minimum Price Requirements and Procedural Requirements. The Fair Price Amendment is also designed to protect those shareholders who have not tendered or otherwise sold their shares to a purchaser who is attempting to acquire control and becomes an Interested Shareholder by assuring that at least as favorable a price and form of consideration are paid to such shareholders in any Business Combination with such Interested Shareholder during the following five years as were paid to shareholders in the initial step of the acquisition. In the absence of the Fair Price Amendment, an Interested Shareholder who has acquired control of the Company could subsequently, by virtue of such control, force minority shareholders to sell or exchange their shares at a price set by such Interested Shareholder lower than the price paid by such Interested Shareholder to acquire its controlling interests and which may also be in a less desirable form (e.g., equity or debt securities of the Interested Shareholder instead of cash).

         The Board believes that the Fair Price Amendment would discourage such inequitable two-step transactions and, instead, would have the result of requiring that a purchaser pay shareholders a higher price for their shares, structure the transaction differently from the terms which might otherwise be offered absent such an amendment, or obtain a 66-2/3% shareholder vote in approving a proposed transaction. The Board also believes that, to the extent a Business Combination were involved as part of a plan to acquire control of the Company, renewal of the Fair Price Amendment would increase the likelihood that an acquirer would negotiate directly with the Board. The Board believes that it is normally in a better position than the individual shareholders of the Company to negotiate effectively on behalf of all shareholders in that the Board is likely to be more knowledgeable than any individual shareholder in assessing the business and prospects of the Company. Although not all acquisitions of a company's shares are made with the objective of acquiring control of the Company through a subsequent Business Combination, in many cases a purchaser desires to have the option to consummate a Business Combination. Assuming that to be the case, the Fair Price Amendment would tend to discourage purchasers whose objective is to seek control of the Company at a relatively low price, since acquiring the remaining equity interest would not be assured unless the Minimum Price and Procedural Requirements are satisfied or a majority of the Continuing Directors or a 66-2/3% shareholder vote has approved the transaction or the requisite fairness determination has been made. Accordingly, the Board believes that negotiations between the Board and any potential purchaser would increase the likelihood that shareholders would receive a higher price for their shares from anyone desiring to obtain control of the Company through a Business Combination or otherwise.

POSSIBLE DISADVANTAGES

         Tender offers or other non-open market acquisitions of stock are usually made at prices above the prevailing market price of a company's stock. In addition, acquisitions of stock by persons attempting to acquire control through market purchases may cause the market price of the stock to reach levels that are higher than would otherwise be the case. The Fair Price Amendment may discourage such purchases and may therefore deprive some holders of the Company's stock of an opportunity to sell their shares at a temporarily higher market price.

         Because of the higher percentage requirements for shareholder approval of any subsequent Business Combination and the possibility of having to pay a higher price to other shareholders in such a Business Combination, it may become more costly for a purchaser to acquire control of the Company if the Fair Price Amendment is renewed. The Fair Price Amendment may therefore decrease the likelihood that an offer will be made for less than 66-2/3% of the voting stock and, as a result, may adversely affect those shareholders who would desire to participate in such an offer. A potential purchaser of stock seeking to obtain control may also be discouraged from purchasing stock because a 66-2/3% shareholder vote would be required in order to change or eliminate these provisions. It should be noted that the provisions of the Fair Price Amendment would not necessarily discourage persons who might be willing to seek control by acquiring 66-2/3% of the voting stock without intending to acquire the remaining 33-1/3% minority.

         In certain cases, the Minimum Price Requirements, while providing objective pricing criteria, could be arbitrary and not indicative of value. In addition, an Interested Shareholder may be unable in certain circumstances to comply with all the Procedural Requirements of the Fair Price Amendment. In these circumstances, unless a potential purchaser is willing and able to acquire at least 66-2/3% of the voting stock as the first step in a Business Combination or obtain the voting support needed for a 66-2/3% shareholder vote, it would be forced either to negotiate with the Board and offer terms acceptable to it or to abandon the proposed Business Combination.

         Another effect of renewal of the Fair Price Amendment would be to give veto power to the holders of a minority of the voting stock with respect to a Business Combination that is opposed by the Board, but which holders of a majority (but less than 66-2/3%) of the stock may believe to be desirable and beneficial. Since management currently holds or controls outstanding shares which, together with exercisable options to purchase additional shares of common stock, would allow management to control 33.95% of the then outstanding shares, management as a group could act collectively to block any proposal requiring an 66-2/3% vote. This could prevent the removal of current management even if such removal was deemed beneficial by a majority (but less than 66-2/3%) of the shares outstanding. For information regarding the Company's current significant shareholders, see "PRINCIPAL SHAREHOLDERS." For information concerning stock ownership by the Board of Directors and management, see "PROPOSAL NO. 1 - ELECTION OF DIRECTORS OF THE COMPANY." In addition, since only the Continuing Directors will have the authority to eliminate the 66-2/3% shareholder vote required for Business Combinations (unless the Minimum Price and Procedural Requirements are satisfied or the requisite regulatory fairness determination has been made), the Fair Price Amendment may tend to insulate incumbent management against the possibility of removal in the event of a takeover bid. Conversely, if an Interested Shareholder has replaced all of the directors who were in office on the date it became an Interested Shareholder with nominees of its choice, there would be no Continuing Directors and, consequently, such 66-2/3% shareholder vote requirement would apply to any Business Combination consummated subsequent to such replacement unless all the Minimum Price and Procedural Requirements were satisfied or the requisite fairness determination was made.

         However, the Board believes that the benefits of seeking to protect shareholders from any inequitable two-step Business Combinations outweigh any potential disadvantages from discouraging such proposals and that it is prudent and in the best interests of the Company and its shareholders to provide the advantages of greater assurance of equal treatment in Business Combinations that will result from the renewal of the Fair Price Amendment.

REQUIRED APPROVAL OF SHAREHOLDERS

         California law provides that an amendment of a corporation's articles of incorporation which, like the Fair Price Amendment, includes a supermajority vote requirement, must be approved by at least as large a proportion of the outstanding shares as is required pursuant to that amendment for the approval of the specified corporate action or actions. Accordingly, since the Fair Price Amendment in certain cases requires a 66-2/3% shareholder vote for approval of Business Combinations, renewal of the Fair Price Amendment and readoption of Article EIGHTH requires approval by the affirmative vote of the holders of 66-2/3% of the outstanding shares of Common Stock entitled to vote at the 1996 Annual Meeting.

RECOMMENDATION OF THE BOARD OF DIRECTORS

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF PROPOSAL NO. 2 AND THE READOPTION OF ARTICLE EIGHTH TO THE COMPANY'S ARTICLES. Proxies solicited by the Board of Directors will be voted in favor of the amendment unless shareholders specify otherwise.

                                 PROPOSAL NO. 3

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The firm of Deloitte & Touche LLP which served the Company and the Bank as independent public accountants for 1995, has been selected by the Audit Committee of the Board of Directors of the Company to be its independent public accountants for 1996. All Proxies will be voted "FOR" ratification of such selection unless authority to vote for the ratification of such selection is withheld or an abstention is noted. If the nominee should unexpectedly for any reason decline or be unable to act as independent public accountants, the Proxies will be voted for a substitute nominee to be designated by the Audit Committee.

         Representatives from the accounting firm of Deloitte & Touche LLP will be present at the Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

                              SHAREHOLDER PROPOSALS

         Next year's Annual Meeting of Shareholders will be held on or about May 27, 1997. The deadline for shareholders to submit proposals to be considered for inclusion in the Company's Proxy Statement and Form of Proxy for the 1997 Annual Meeting of Shareholders is December 30, 1996, unless such meeting date is changed by more than 30 calendar days in which case such proposals must be received by a reasonable time prior to the mailing of the Proxy Statement.

                              OTHER PROPOSED ACTION

         The Board of Directors is not aware of any other business which will come before the Meeting, but if any such matters are properly presented, Proxies solicited hereby will be voted in accordance with the best judgment of the persons holding the Proxies. All shares represented by duly executed Proxies will be voted at the Meeting.

                             BAY COMMERCIAL SERVICES

San Leandro, California
May 1, 1996

                                   APPENDIX A

         EIGHTH.  Vote Required for Certain Business Combinations.

A.       Definitions.  For the purposes of this Article EIGHTH:

                  1. "Affiliate" shall mean any person who, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with another person.

                  2. "Announcement Date" shall mean the date of the first public announcement of a proposed Business Combination.

                  3. "Approved by a Majority of Continuing Directors" with respect to any matter shall mean that such matter has been approved by a majority vote of the members of the Board of Directors who are not disqualified as provided in the following sentence. Persons shall be disqualified with respect to the vote referred to in the preceding sentence if they are not Continuing Directors.

                  4. "Associate" shall mean (i) with respect to a corporation or association, any officer or director thereof or of a subsidiary thereof, (ii) with respect to a partnership, any general partner thereof or any limited partner thereof having a 10 percent ownership interest in such partnership, (iii) with respect to a business trust, any officer or trustee thereof or of any subsidiary thereof, (iv) with respect to any other trust or an estate, any trustee, executor or similar fiduciary and any person who has a substantial interest as a beneficiary of such trust or estate, (v) with respect to a natural person, the spouses and children thereof and any other relative thereof or of the spouse thereof who has the same home, and (vi) any Affiliate of any such person.

                  5. "Beneficial Owner" shall mean, as to any shares of Voting Stock, a person:

                           (a) who beneficially owns, directly or indirectly,
                  such shares; or

                           (b) who has (i) the right to acquire such shares from
                  another person (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise or (ii) the right to vote or to direct the voting thereof pursuant to any agreement, arrangement or understanding. For purposes of this definition, a Person shall be deemed to own any shares and possess all rights owned or possessed, directly or indirectly, by all of its Associates and Affiliates or by any other person with which such Person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

                  6. "Business Combination" shall mean any transaction which is referred to in any one or more of subparagraphs 1 through 4 of paragraph B of this Article EIGHTH.

                  7. "Continuing Director" shall mean any member of the Board of Directors of this corporation who is neither an Affiliate nor an Associate of, and not a nominee of, an Interested Shareholder involved in a Business Combination, or an Affiliate or Associate of such Interested Shareholder; and who (i) was a member of the Board of Directors prior to the time that such Interested Shareholder became such, or (ii) is a successor of such a member who was nominated to succeed such a member by a majority of Continuing Directors then on the Board.

                  8. "Determination Date" shall mean the date on which an Interested Shareholder became such.

                  9. "Fair Market Value" shall mean: (a) in the case of stock, the closing sale price on the date in question of a share of such stock on the National Market System of the National Association of Securities Dealers Automated Quotation System or any system then in use on any national securities exchange or automated quotation system, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Continuing Directors in good faith.

                  10. "Interested Shareholder" shall mean any Person (other than this corporation, any Subsidiary, any employee benefit plan or trust of this corporation or a Subsidiary or any Person who on April 1, 1989 was a director of this corporation) who or which on or after April 1, 1989:

                           (a) is the beneficial owner, directly or indirectly,
                  of more than 5% of the combined voting power of the then outstanding Voting Stock, or is an Affiliate or Associate of such Person; or

                           (b) acts with any other Person through or as a
                  partnership (general or limited), syndicate, or other group for the purpose of acquiring, holding or disposing of securities of this corporation, which entity or group is the Beneficial Owner, directly or indirectly, of 5% of the combined voting power of the outstanding Voting Stock; or

                           (c) is an assignee of or has otherwise succeeded to
                  the beneficial ownership of any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by an Interested Shareholder, unless such assignment or succession shall have occurred pursuant to a Public Transaction or any series of transactions involving a Public Transaction.

                  Any reference to an Interested Shareholder involved in a Business Combination shall also refer to any Affiliates or Associates thereof, any predecessor thereto, and all members of any partnership, syndicate or group which includes such Interested Shareholder. For purposes of determining whether a person is an Interested Shareholder, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of definition 5 above but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

                  11. "Person" shall mean any individual, firm, trust, partnership, association, corporation or other entity.

                  12. "Public Transaction" shall mean any (a) purchase of shares offered pursuant to an effective registration statement under the Securities Act of 1933 or (b) open-market purchase of shares on a national securities exchange or automated quotation system if, in either such case, the price and other terms of sale are not negotiated by the purchaser and the seller of the beneficial interest in the shares.

                  13. "Subsidiary" shall mean any corporation of which a majority of any class of equity security is owned, directly or indirectly, by this corporation; provided, however, that, for the purposes of the definition of Interested Shareholder the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by this corporation.

                  14. "Voting Stock" shall mean stock of all classes and series of this corporation entitled to vote generally in the election of directors.

         B. Transactions Requiring 66-2/3% Affirmative Vote. In addition to any affirmative vote required by law, by these Articles of Incorporation, or otherwise, and except as otherwise expressly provided in paragraph C of this Article EIGHTH none of the following transactions shall be consummated unless such consummation shall have been approved by the affirmative vote of the holders of at least 66-2/3% of the combined voting power of the then outstanding shares of Voting Stock voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law, in these Articles of Incorporation or otherwise.

                  1. Any merger or consolidation of this corporation or any Subsidiary with

         (a) an Interested Shareholder or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Interested Shareholder or an Affiliate or Associate of an Interested Shareholder.

                  2. Any sale, lease, exchange, mortgage, pledge, grant of a security interest, transfer or other disposition (in one transaction or a series of transactions) directly or indirectly, to or with (a) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such transaction would be, an Affiliate or Associate of an Interested Shareholder of any of the assets of this corporation (including, without limitation, any voting securities of a Subsidiary) or any Subsidiary having an aggregate Fair Market Value of one million dollars or more.

                  3. The issuance or transfer by this corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of this corporation or any Subsidiary, or both, to (a) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such issuance or transfer would be, an Affiliate or Associate of an Interested Shareholder, except as part of a stock split or dividend in which all shareholders of such class are treated equally, or on the conversion or exchange of securities of this corporation or a Subsidiary acquired by the Interested Shareholders in a transaction approved as herein provided.

                  4. Any reclassification of securities (including any reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation or any Subsidiary directly or indirectly beneficially owned by (a) an Interested Shareholder or (b) any other person (whether or not itself an Interested Shareholder) which is, or after such reclassification, recapitalization, merger or consolidation or other transaction would be, an Affiliate or Associate of an Interested Shareholder; or as a result of which the shareholders of this corporation would cease to be shareholders of a corporation incorporated under the laws of the State of California having, as part of its articles of incorporation, provisions to the same effect as this Article EIGHTH.

         C. Exceptions to 66-2/3% Affirmative Vote Requirement. The requirements of paragraph B of this Article EIGHTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law, by any other provision of these Articles of Incorporation or otherwise, if the Business Combination shall have been Approved by a Majority of the Continuing Directors, or if a state regulatory authority having jurisdiction under the circumstances shall have determined specifically, and not by implication, that the Business Combination is fair to the holders of the Voting Stock, or if all of the following conditions (other than those which are, by their terms, inapplicable) shall have been met.

                  1. The transaction constituting the Business Combination shall provide for a consideration per share to be received by all holders of Common Stock in exchange for all of their shares of Common Stock, and the aggregate amount of cash and the Fair Market Value as of the date of the consummation of the Business Combination of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                           (a) The Fair Market Value per share of Common Stock
                  on the last trading day before the Announcement Date.

                           (b) The average of the Fair Market Values of a share
                  of Common Stock over each trading day in the 90 calendar days immediately prior to the Announcement Date.

                           (c) If the Announcement Date of such Business
                  Combination is within five years of the Determination Date in respect of the Interested Shareholder involved in such Business Combination, the highest per-share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by such Interested Shareholder to acquire any shares of Common Stock which are or were at any time within such five year period Beneficially Owned by such Interested Shareholder and were acquired by it at any time within such five year period. The price determination in accordance with this subparagraph 1 and the following subparagraph 2 of this paragraph shall be subject to appropriate adjustment in the event of any recapitalization, stock dividend, stock split, combination of shares or similar event.

                  2. If the transaction constituting the Business Combination shall provide for a consideration to be received by holders of any class or series of outstanding Voting Stock other than Common Stock, the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of shares of each such class or series of Voting Stock shall be determined in the same manner as provided in subparagraph 1 above.

                  3. The consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid by the Interested Shareholder involved in such Business Combination in order to acquire shares of such class or series of Voting Stock which are beneficially owned by an Interested Shareholder and, if an Interested Shareholder beneficially owns shares of any class or series of Voting Stock which were acquired with varying forms of consideration, the form of consideration for such class or series of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class or series of Voting Stock beneficially owned by it.

                  4. After such Interested Shareholder has become such and prior to the consummation of such Business Combination:

                           (a) Except as Approved by a Majority of the
                  Continuing Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any outstanding class of stock having a preference over the Common Stock as to dividends.

                           (b) There shall have been (i) no reduction in the
                  annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock) other than as Approved by a Majority of the Continuing Directors and (ii) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split or combination of shares), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such annual rate is Approved by a Majority of the Continuing Directors.

                  5. After the Determination Date such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by this corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

                  6. A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall, at this corporation's expense, be mailed to the shareholders of this corporation, no later than the earlier of (a) 30 days prior to any vote on the proposed Business Combination or (b) if no vote on such Business Combination is required, 60 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions). Such proxy statement shall contain at the front thereof, in a prominent place, any recommendations as to the advisability (or inadvisability) of the Business Combination which have been Approved by a Majority of the Continuing Directors and furnished in writing, and an opinion of a reputable investment banking firm as to the fairness (or lack of fairness) of the terms of such Business Combination, from the point of view of the holders of

         Voting Stock other than an Interested Shareholder if such requirement has been Approved by a Majority of Continuing Directors, (such investment banking firm to be Approved by a Majority of the Continuing Directors, to be furnished with all information it reasonably requests and to be paid a reasonable fee for its services upon receipt by this corporation of such opinion).

         D. Approval by a Majority of the Continuing Directors. The power and duty to determine for the purposes of this Article EIGHTH, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article EIGHTH, including, without limitation,
(1) whether a Person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any Person, (3) whether a Person is an Affiliate or Associate of another, (4) whether the requirements of paragraph C of this Article EIGHTH have been met and (5) such other matters with respect to which a determination is required under this Article EIGHTH shall be exercised in a manner Approved by a Majority of Continuing Directors. The good faith determination with respect to such Approval by a Majority of the Continuing Directors on such matters shall be conclusive and binding for all purposes of this Article EIGHTH.

         E. No Effect on Fiduciary Obligations of Interested Shareholders. Nothing contained in this Article EIGHTH shall be construed to relieve an Interested Shareholder of any fiduciary obligation imposed by law.

         F. Amendment, Repeal, etc. Notwithstanding any other provisions of these Articles of Incorporation or the Bylaws of this corporation or the fact that a lesser percentage may be specified by law, these Articles of Incorporation or the Bylaws of this corporation, the affirmative vote of the holders of at least 66-2/3% of the combined voting power of the then outstanding Voting Stock, voting together as a single class, shall be required to amend, alter, adopt any provision inconsistent with or repeal this Article EIGHTH.

                             BAY COMMERCIAL SERVICES
                  PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 28, 1996

                 THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE
                               BOARD OF DIRECTORS

         The undersigned holder of Common Stock acknowledges receipt of a copy of the Notice of Annual Meeting of Shareholders of Bay Commercial Services, and the accompanying Proxy Statement dated May 1, 1996 and revoking any Proxy heretofore given, hereby constitutes and appoints Richard M. Kahler, Joshua Fong, O.D., and William R. Henson, and each of them, with full power of substitution, as attorneys and Proxies to appear and vote all of the shares of Common Stock of Bay Commercial Services, a California corporation and bank holding company of Bay Bank of Commerce, standing in the name of the undersigned which the undersigned could vote if personally present and acting at the Annual Meeting of Shareholders of Bay Commercial Services, to be held at Strizzi's Restaruant, 1376 East 14th Street, San Leandro, California on Tuesday, May 28, 1996 at 2:30 p.m. or at any adjournments thereof, upon the following items as set forth in the Notice of Meeting and Proxy Statement and to vote according to their discretion on all other matters which may be properly presented for action at the meeting or any adjournments thereof. The above-named proxy holders are hereby granted discretionary authority to cumulate votes represented by the shares covered by this Proxy in the election of directors.

         1.       To elect as Directors the nominees set forth below.


                  / / FOR all nominees listed below (except as marked to the contrary below).

                  / / WITHHOLD AUTHORITY to vote for all nominees listed below.

         INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW:

         JOSHUA FONG, O.D., WILLIAM R. HENSON, RICHARD M. KAHLER, DIMITRI V. KOROSLEV, WILLIAM E. PELUSO, OSWALD "OZZIE" A. RUGAARD.

         2. To approve the proposal to renew the Fair Price Amendment (as described in the Proxy Statement) and amend the Company's Articles of Incorporation to include Article EIGHTH in substantially the form attached as Exhibit A to the Proxy Statement and incorporated therein by reference

                  / /    FOR         / /    AGAINST       / /    ABSTAIN

         3. To approve the proposal to ratify the appointment of Deloitte & Touche LLP as independent public accountants for the Company's 1996 fiscal year.

                  / /    FOR         / /    AGAINST       / /    ABSTAIN

         4. In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL NOS. 2 AND 3. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND "FOR" PROPOSAL NOS. 2 AND 3.

     SHAREHOLDER(S)

______________________

______________________

DATE:___________, 1996     Please date and sign exactly as your name(s) appears.
                           When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such.
                           If more than one trustee, all should sign. All joint owners should sign. WHETHER OR NOT YOU PLAN TO ATTEND
                           THIS MEETING, PLEASE SIGN AND RETURN THIS PROXY AS
                           PROMPTLY AS POSSIBLE IN THE ENCLOSED POST-PAID
                           ENVELOPE.

                                    I/We do _____ or do not _____expect to
                                    attend this meeting.

         THIS PROXY IS SOLICITED BY, AND ON BEHALF OF, THE BOARD OF DIRECTORS AND MAY BE REVOKED BY THE SHAREHOLDER PRIOR TO ITS EXERCISE.

                                       -2-